                                                                    EXHIBIT 23.6

                CONSENT OF VECTOR SECURITIES INTERNATIONAL, INC.

                                April 6, 1999

PERSONAL AND CONFIDENTIAL
Board of Directors                       Board of Directors
Chrysalis International Corporation      Phoenix International
575 Route 28                             Life Sciences Inc.
Raritan, New Jersey 08869                2350 Cohen Street
                                         Saint-Laurent (Montreal)
                                         Quebec H4R 2N6
                                         Canada

Re: Proxy Statement of Chrysalis International Corporation on Schedule 14A Pursuant to Section 14(a) of the Securities Exchange Act of 1934 and Registration Statement on Form F-4 under the Securities Act of 1933
         --------------------------------------------------------------------

Ladies and Gentlemen:

                  Reference is made to our opinion letter dated November 13, 1998 as to the fairness from a financial point of view as of the date of the opinion letter to the holders of common stock, par value $0.01 per share, of Chrysalis International Corporation, a Delaware corporation (the "Company") of the consideration to be received by such stockholders pursuant to the terms of the draft Agreement and Plan of Merger, dated November 12, 1998, among (i) Phoenix International Life Sciences Inc., a public corporation constituted under the laws of Canada ("Phoenix"), (ii) Phoenix Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Phoenix and (iii) the Company.

                  The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Proxy Statement and Registration Statement on Form F-4.

                  In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary-The Merger-Opinion of Chrysalis' Financial Advisor," "The Merger-Background of the Merger," "The Merger-Reasons for the Merger," "The Merger-Opinion of the Financial Advisor to the Chrysalis Board" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Chrysalis-Liquidity and Capital Requirements-Capital Requirements" and to the inclusion of the foregoing opinion in the above referenced Proxy Statement and Registration Statement on Form F-4. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Vector Securities International, Inc.

                                        Vector Securities International, Inc.
                                       ----------------------------------------